SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2013

INFINITY AUGMENTED REALITY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

45 Broadway, 6th Floor

New York, NY 10006

(Address of principal executive offices)

(212) 201-4070

(Registrant’s telephone number, including area code)

ABSOLUTE LIFE SOLUTIONS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2013 Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.) (the “Company”) entered into an At-Will Employment Agreement with Helen Papagiannis pursuant to which she will serve as the Chief Innovation Officer of the Company. Ms. Papagiannis will receive an annual base compensation of $200,000. Additionally, Ms. Papagiannis was granted 500,000 Non-Qualified Stock Options under the Company’s 2010 Equity Incentive Plan.

Most recently, Ms. Papagiannis, age 34, has been a PhD student in Augmented Reality at York University of Toronto, Canada since September 2007. Ms. Papagiannis has also served as a Senior Research Associate in York University’s Augmented Reality Lab since September 2006. Ms. Papagiannis was also employed part-time by the University of Toronto as a University Lecturer in their Joint Program in New Media Studies from January 2008 to May 2008. She has been working with Augmented Reality (“AR”) for nearly a decade with a focus on storytelling and creating compelling experiences in AR.

Item 8.01 – Other Events.

On March 11, 2013, the Company issued a press release announcing the hiring of Helen Papagiannis as its Chief Innovation Officer. The press release is furnished as an exhibit.

The information in this Form 8-K under Item 8.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.2	Press release dated March 11, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 11, 2013

INFINITY AUGMENTED REALITY, INC.

By:	/s/ Josh Yifat
Josh Yifat
Chief Financial Officer